Exhibit 99.6

Continental Airlines

CONTINENTAL AIRLINES, INC.
1600 SMITH ST.
15TH FL HQSLG
HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Continental Airlines, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
Please call 713-739-8800 for directions to the meeting. Please check the joint proxy statement/prospectus for instructions for voting the shares at the meeting. If you are not the record holder of the shares, you must obtain a legal proxy from the record holder to vote the shares at the meeting. **Your vote is important to us. Even if you plan to attend the meeting, we recommend that you also submit your vote by Internet, telephone or mail in advance of the meeting as described above to ensure that your vote will be counted if you later decide not to attend.** If you vote by proxy in advance of the meeting, you may revoke your proxy prior to its use by following the instructions in the joint proxy statement/prospectus.

If you vote by internet or telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M26715-S67603 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CONTINENTAL AIRLINES, INC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS.

		For	Against	Abstain
1.	The adoption of the Agreement and Plan of Merger, dated as of May 2, 2010, by and among UAL Corporation, Continental Airlines, Inc. and JT Merger Sub Inc., a wholly owned subsidiary of UAL Corporation.	☐	☐	☐
2.	The adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please mark "YES" if you expect to donate all of your shares of Continental Airlines stock to ShareGift USA. Please check the joint proxy statement/prospectus for instructions for donating stock to ShareGift USA.	☐	☐

U.S. CITIZENSHIP	Yes	No
Please mark "YES" if the stock owned of record or beneficially by you is owned and controlled ONLY by U.S. citizens (as that term is defined in the Federal Aviation Act, 49 U.S.C. 40102(a)(15)), or mark "NO" if such stock is owned or controlled by any person who is NOT a U.S. citizen.	☐	☐

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on September 17, 2010: The Notice of Special Meeting and Joint Proxy Statement/Prospectus are available on the Internet at www.proxyvote.com.

M26716-S67603

CONTINENTAL AIRLINES, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS September 17, 2010 This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby authorizes Jeffery A. Smisek and Jennifer L. Vogel, and each of them, as proxies with full power of substitution, to represent and vote the stock of the undersigned in Continental Airlines, Inc. as directed and, in their sole discretion, on all other matters that may properly come before the Special Meeting of Stockholders to be held on September 17, 2010, and at any postponement or adjournment thereof, as if the undersigned were present and voting thereat. The undersigned acknowledges receipt of the notice of special meeting and joint proxy statement/prospectus with respect to such special meeting and certifies that, to the knowledge of the undersigned, all equity securities of Continental Airlines, Inc. owned of record or beneficially by the undersigned are owned and controlled ONLY by U.S. citizens (as that term is defined in the Federal Aviation Act, 49 U.S.C. 40102(a)(15)), except as indicated on the reverse side hereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, the proxy will be voted “FOR” the proposal to adopt the Agreement and Plan of Merger, dated as of May 2, 2010, by and among UAL Corporation, Continental Airlines, Inc. and JT Merger Sub Inc., a wholly owned subsidiary of UAL Corporation (Proposal 1), “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1 (Proposal 2), and in accordance with the sole discretion of the proxies named above on such other business as may properly come before the special meeting or any postponement or adjournment thereof.

The undersigned hereby revokes any and all proxies previously given by the undersigned to vote the stock of the undersigned at the Special Meeting of Stockholders or any postponement or adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed and dated on other side)